Ford Delivers First Quarter $1.7B Net Income, $2.2B Adj. EBIT; Fitness Actions Improve 2020 Outlook

- **Revenue in the quarter rose 7%; net income and adj. EBIT solid; EPS and adj. EPS of $0.43, both up year over year**
- **Balance sheet remains strong with total liquidity of $38.6 billion**
- **Fitness initiatives have identified an incremental $11.5 billion of cost and efficiency opportunities, driving accelerated 2020 financial targets**
- **Now expect 8% adj. EBIT margin by 2020, two years earlier than previous target**
- **Plan to reduce cumulative capital spending by $5 billion over 2019 - 2022 time frame**
- **Investor meeting to be held Sept. 26, 2018**

2018 FIRST QUARTER FINANCIAL RESULTS*

	Revenue (GAAP)	Net Income (GAAP)	Company Adj. EBIT (Non-GAAP)	EPS (GAAP)	Adjusted EPS (Non-GAAP)	Company Adj. EBIT Margin (Non-GAAP)	Cash Flows from Operating Activities (GAAP)	Company Operating Cash Flow (Non-GAAP)
1Q 2018	**$42.0B**	**$1.7B**	**$2.2B**	**$0.43**	**$0.43**	**5.2%**	**$3.5B**	**$3.0B**
B/(W) 1Q 2017	$2.9B	$0.1B	$(0.3)B	$0.03	$0.03	(1.2) ppts	$(0.8)B	$1.0B

DEARBORN, Mich., April 25, 2018 – Ford Motor Company today released its first quarter 2018 financial results. The company delivered increased revenue, up 7 percent year over year, and net income of $1.7 billion, up 9 percent year over year, more than explained by a lower tax rate. Company adjusted EBIT of $2.2 billion was down from a year ago, due to commodity cost increases and adverse exchange.

In addition, the company announced that its fitness initiatives are driving an improved outlook. Ford is now targeting an 8 percent adj. EBIT margin in 2020, two years earlier than previously anticipated. Ford is also targeting its return on invested capital (ROIC) to substantially increase by 2020.

"We are committed to taking the appropriate actions to drive profitable growth and maximize the returns of our business over the long term," said Jim Hackett, president and CEO. "Where we can raise the returns of underperforming parts of our business by making them more fit, we will. If appropriate returns are not on the horizon, we will shift that capital to where we can play and win."

The accelerated 2020 targets are enabled by $11.5 billion of cost and efficiency opportunities that span the entire company and include engineering, marketing and sales, manufacturing, material cost and IT. In addition, Ford expects to improve its capital efficiency. The company had previously expected to spend about $34 billion in capital from 2019 to 2022 and has now cut that by $5 billion, to $29 billion over the same period.

"This quarter is in line with expectations and consistent with our outlook for the full year, but we know we can, and must, do better," said Bob Shanks, executive vice president and CFO. "The entire team is focused on improving the operational fitness of our business, as well as meeting and exceeding our accelerated 2020 target of 8 percent margin and ROIC in the high teens."

Hackett also provided an update to Ford's strategic framework, declaring that Ford will create long term value by:

- **Building a winning portfolio** and focusing on products and markets where Ford can win. For example, by 2020, almost 90 percent of the Ford portfolio in North America will be trucks, utilities and commercial vehicles. Given declining consumer demand and product profitability, the company will not invest in next generations of traditional Ford sedans for North America. Over the next few years, the Ford car portfolio in North America will transition to two vehicles – the best-selling Mustang and the all-new Focus Active crossover coming out next year. The company is also exploring new "white space" vehicle silhouettes that combine the best attributes of cars and utilities, such as higher ride height, space and versatility.
- **Making a full commitment to new propulsion choices**, including adding hybrid-electric powertrains to high-volume, profitable vehicles like the F-150, Mustang, Explorer, Escape and Bronco. The company's battery electric vehicle rollout starts in 2020 with a performance utility, and it will bring 16 battery-electric vehicles to market by 2022.

Ford Motor Company 1Q April 25, 2018

* See endnote on page 4.

- **Build a viable and profitable autonomous technology business** offering the most trusted and human-centered ride-hailing and goods delivery experience.
- **Creating and scaling a mobility platform and experience** that customers and partners will embrace. Ford is targeting to become more than just a provider of mobile solutions. As outlined at CES in January, its ambition is to create the Transportation Mobility Cloud of choice for cities and being an orchestrator of all digital connections from vehicle to street to business to home.

Ford also announced that Ford Credit plans to maintain its managed receivables for the foreseeable future at the same level as it ended the quarter, in order to maintain a strong overall risk profile for Ford.

In addition, the company plans to hold an investor meeting on Sept. 26 of this year to provide investors an update on Ford Motor Company's progress improving the operational fitness of the business, while building toward its vision of the future.

AUTOMOTIVE SEGMENT RESULTS

	Wholesales	Revenue	Market Share	EBIT Margin	EBIT
1Q 2018	**1,662K**	**$39.0B**	**6.5%**	**4.4%**	**$1.7B**
B/(W) 1Q 2017	(41)K	$2.5B	(0.6) ppts	(1.6) ppts	$(0.4)B

North America

- Year-over-year declines in EBIT and EBIT margin more than explained by higher commodity costs
- Volume, mix and net pricing were positive; total costs were flat excluding commodities
- Committed to returning EBIT margin to 10% through fitness and making smart choices to play where the company can win

	Wholesales	Revenue	Market Share	EBIT Margin	EBIT
1Q 2018	**796K**	**$24.8B**	**13.5%**	**7.8%**	**$1.9B**
B/(W) 1Q 2017	25K	$0.8B	(0.6) ppts	(1.1) ppts	$(0.2)B

South America

- Most key metrics improved year over year as economic recoveries in Brazil and Argentina gain traction
- Volume up due to industry growth; revenue increase driven by volume and higher pricing
- Losses in the region improved for the sixth consecutive quarter; EBIT margin improved nearly 50%

	Wholesales	Revenue	Market Share	EBIT Margin	EBIT
1Q 2018	**86K**	**$1.3B**	**8.8%**	**(11.2)%**	**$(149)M**
B/(W) 1Q 2017	16K	$0.2B	(0.1) ppts	10.6 ppts	$88M

Europe

- Revenue up 18% driven by exchange and higher product driven net pricing, with incentives about flat YoY
- Net pricing strongly positive due to impact of all-new Fiesta and new EcoSport
- Russia continued to improve; SAAR up 20% and market share up 0.4 percentage points

	Wholesales	Revenue	Market Share	EBIT Margin	EBIT
1Q 2018	**449K**	**$8.9B**	**7.6%**	**1.3%**	**$119M**
B/(W) 1Q 2017	- K	$1.3B	(0.4) ppts	(1.5) ppts	$(90)M

Middle East & Africa

- EBIT and EBIT margin improved YoY in the region for the fourth consecutive quarter
- Revenue was about flat from a year ago, as favorable mix, net pricing and exchange mostly offset lower volume

	Wholesales	Revenue	Market Share	EBIT Margin	EBIT
1Q 2018	**25K**	**$0.6B**	**3.2%**	**(8.5)%**	**$(54)M**
B/(W) 1Q 2017	(5)K	$ - B	(0.6) ppts	3.1 ppts	$21M

Asia Pacific

- Loss in the region driven by Ford China
- China equity income of $138 million more than offset by engineering costs incurred by Ford for future products, including for newly localized entries, including Lincoln
- China loss offset partially by a profit in the rest of the region, including a substantial improvement in India, although it incurred a small loss
- Strengthened collaboration with Mahindra Group; working to jointly develop new SUVs and electric vehicles for India and emerging markets

	Wholesales	Revenue	Market Share	EBIT Margin	EBIT
1Q 2018	**306K**	**$3.4B**	**2.7%**	**(3.6)%**	**$(119)M**
B/(W) 1Q 2017	(77)K	$0.2B	(0.6) ppts	(8.3) ppts	$(267)M

2

Ford Motor Company 1Q April 25, 2018

Ford Motor Company 1Q April 25, 20183 CAUTIONARY NOTE ON FORWARD-LOOKING STATEMENTS Statements included or incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts, and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation: • Ford’s long-term competitiveness depends on the successful execution of fitness actions; • Industry sales volume, particularly in the United States, Europe, or China, could decline if there is a financial crisis, recession, or significant geopolitical event; • Ford’s new and existing products and mobility services are subject to market acceptance; • Ford’s results are dependent on sales of larger, more profitable vehicles, particularly in the United States; • Ford may face increased price competition resulting from industry excess capacity, currency fluctuations, or other factors; • Fluctuations in commodity prices, foreign currency exchange rates, and interest rates can have a significant effect on results; • With a global footprint, Ford’s results could be adversely affected by economic, geopolitical, protectionist trade policies, or other events; • Ford’s production, as well as Ford’s suppliers’ production, could be disrupted by labor disputes, natural or man-made disasters, financial distress, production difficulties, or other factors; • Ford’s ability to maintain a competitive cost structure could be affected by labor or other constraints; • Pension and other postretirement liabilities could adversely affect Ford’s liquidity and financial condition; • Economic and demographic experience for pension and other postretirement benefit plans (e.g., discount rates or investment returns) could be worse than Ford has assumed; • Ford’s vehicles could be affected by defects that result in delays in new model launches, recall campaigns, or increased warranty costs; • Safety, emissions, fuel economy, and other regulations affecting Ford may become more stringent; • Ford could experience unusual or significant litigation, governmental investigations, or adverse publicity arising out of alleged defects in products, perceived environmental impacts, or otherwise; • Ford’s receipt of government incentives could be subject to reduction, termination, or clawback; • Operational systems, security systems, and vehicles could be affected by cyber incidents; • Ford Credit’s access to debt, securitization, or derivative markets around the world at competitive rates or in sufficient amounts could be affected by credit rating downgrades, market volatility, market disruption, regulatory requirements, or other factors; • Ford Credit could experience higher-than-expected credit losses, lower-than-anticipated residual values, or higher-than-expected return volumes for leased vehicles; • Ford Credit could face increased competition from banks, financial institutions, or other third parties seeking to increase their share of financing Ford vehicles; and • Ford Credit could be subject to new or increased credit regulations, consumer or data protection regulations, or other regulations. We cannot be certain that any expectation, forecast, or assumption made in preparing forward-looking statements will prove accurate, or that any projection will be realized. It is to be expected that there may be differences between projected and actual results. Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events, or otherwise. For additional discussion, see “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017, as updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Mobility Segment Results EBIT 1Q 2018 $(102)M B/(W) 1Q 2017 $(38)M  Mobility segment generated higher losses compared to a year ago, as company continues to invest in autonomous vehicle and Smart Mobility initiatives  Loss includes one-time investment gain at Smart Mobility of about $58 million Ford Credit Segment Results  Earnings before taxes up 33% from a year ago  Profit led by global receivables growth and lease residual performance  Business practices remain disciplined and consistent  Now expect 2018 earnings before taxes to be equal to or lower than 2017 EBT 1Q 2018 $641M B/(W) 1Q 2017 $160M

Ford Motor Company 1Q April 25, 20184 CONFERENCE CALL DETAILS Ford Motor Company [NYSE:F] and Ford Motor Credit Company release their 2018 first quarter financial results at 4:15 p.m. EDT today. Following the release, Jim Hackett, Ford president and chief executive officer, and Bob Shanks, Ford executive vice president and chief financial officer, will host a conference call at 5:30 p.m. EDT to discuss the results. The presentation and supporting materials are available at www.shareholder.ford.com. Representatives of the investment community and the news media will have the opportunity to ask questions on the call. Access Information – Wednesday, April 25, 2018 Ford Earnings Call: 5:30 p.m. EDT Toll-Free: 1.877.870.8664 International: 1.970.297.2423 Passcode: Ford Earnings Web: www.shareholder.ford.com REPLAY (Available after 9:30 p.m. EDT the day of the event through May 3, 2018) www.shareholder.ford.com Toll-Free: 1.855.859.2056 International: 1.404.537.3406 Passcode: 95413411 About Ford Motor Company Ford Motor Company is a global company based in Dearborn, Michigan. The company designs, manufactures, markets and services a full line of Ford cars, trucks, SUVs, electrified vehicles and Lincoln luxury vehicles, provides financial services through Ford Motor Credit Company and is pursuing leadership positions in electrification, autonomous vehicles and mobility solutions. Ford employs approximately 202,000 people worldwide. For more information regarding Ford, its products and Ford Motor Credit Company, please visit www.corporate.ford.com. * The following applies to the information throughout this release:  See tables later in this release for the nature and amount of special items, and reconciliations of the non-GAAP financial measures designated as “adjusted” and “Company Operating Cash Flow” to the most comparable financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”).  Wholesale unit sales and production volumes include Ford brand and Jiangling Motors Corporation (“JMC”) brand vehicles produced and sold in China by our unconsolidated affiliates; revenue does not include these sales. See materials supporting the April 25, 2018 conference call at www.shareholder.ford.com for further discussion of wholesale unit volumes.

Ford Motor Company 1Q April 25, 20185 CONSOLIDATED INCOME STATEMENT FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED INCOME STATEMENT (in millions, except per share amounts) For the periods ended March 31, 2017 2018 First Quarter (unaudited) Revenues Automotive $ 36,475 $ 39,012 Ford Credit 2,669 2,943 Mobility 2 4 Total revenues 39,146 41,959 Costs and expenses Cost of sales 32,700 35,753 Selling, administrative, and other expenses 2,764 2,747 Ford Credit interest, operating, and other expenses 2,218 2,338 Total costs and expenses 37,682 40,838 Interest expense on Automotive debt 279 275 Interest expense on Other debt 14 14 Other income/(loss), net 734 863 Equity in net income of affiliated companies 346 224 Income before income taxes 2,251 1,919 Provision for/(Benefit from) income taxes 652 174 Net income 1,599 1,745 Less: Income/(Loss) attributable to noncontrolling interests 7 9 Net income attributable to Ford Motor Company $ 1,592 $ 1,736 EARNINGS PER SHARE ATTRIBUTABLE TO FORD MOTOR COMPANY COMMON AND CLASS B STOCK Basic income $ 0.40 $ 0.44 Diluted income 0.40 0.43 Cash dividends declared 0.20 0.28

Ford Motor Company 1Q April 25, 20186 CONSOLIDATED BALANCE SHEET FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED BALANCE SHEET (in millions) December 31, 2017 March 31, 2018 (unaudited) ASSETS Cash and cash equivalents $ 18,492 $ 17,940 Marketable securities 20,435 22,131 Ford Credit finance receivables, net 52,210 54,680 Trade and other receivables, less allowances of $392 and $411 10,599 12,386 Inventories 11,176 12,371 Other assets 3,889 3,756 Total current assets 116,801 123,264 Ford Credit finance receivables, net 56,182 57,121 Net investment in operating leases 28,235 28,331 Net property 35,327 36,118 Equity in net assets of affiliated companies 3,085 3,213 Deferred income taxes 10,762 10,637 Other assets 8,104 8,546 Total assets $ 258,496 $ 267,230 LIABILITIES Payables $ 23,282 $ 25,480 Other liabilities and deferred revenue 19,697 21,415 Automotive debt payable within one year 3,356 3,751 Ford Credit debt payable within one year 48,265 49,232 Total current liabilities 94,600 99,878 Other liabilities and deferred revenue 24,711 24,845 Automotive long-term debt 12,575 12,071 Ford Credit long-term debt 89,492 92,681 Other long-term debt 599 599 Deferred income taxes 815 622 Total liabilities 222,792 230,696 Redeemable noncontrolling interest 98 98 EQUITY Common Stock, par value $.01 per share (3,998 million shares issued of 6 billion authorized) 40 40 Class B Stock, par value $.01 per share (71 million shares issued of 530 million authorized) 1 1 Capital in excess of par value of stock 21,843 21,841 Retained earnings 21,906 22,529 Accumulated other comprehensive income/(loss) (6,959) (6,669) Treasury stock (1,253) (1,342) Total equity attributable to Ford Motor Company 35,578 36,400 Equity attributable to noncontrolling interests 28 36 Total equity 35,606 36,436 Total liabilities and equity $ 258,496 $ 267,230 ) )

Ford Motor Company 1Q April 25, 20187 For the periods ended March 31, 2017 2018 First Quarter (unaudited) Cash flows from operating activities Net cash provided by/(used in) operating activities $ 4,336 $ 3,514 Cash flows from investing activities Capital spending (1,706) (1,779 Acquisitions of finance receivables and operating leases (13,467) (15,683 Collections of finance receivables and operating leases 10,695 12,956 Purchases of equity and debt securities (8,878) (7,867 Sales and maturities of equity and debt securities 9,551 6,040 Settlements of derivatives 156 (61 Other (3) (150 Net cash provided by/(used in) investing activities (3,652) (6,544 Cash flows from financing activities Cash dividends (795) (1,113 Purchases of common stock — (89 Net changes in short-term debt 658 (909 Proceeds from issuance of other debt 13,253 16,953 Principal payments on other debt (11,911) (12,360 Other (85) (68 Net cash provided by/(used in) financing activities 1,120 2,414 Effect of exchange rate changes on cash, cash equivalents, and restricted cash 101 115 Net increase/(decrease) in cash, cash equivalents, and restricted cash $ 1,905 $ (501 Cash, cash equivalents, and restricted cash at January 1 $ 16,019 $ 18,638 Net increase/(decrease) in cash, cash equivalents, and restricted cash 1,905 (501 Cash, cash equivalents, and restricted cash at March 31 $ 17,924 $ 18,137 CONSOLIDATED STATEMENT OF CASH FLOWS ) ) ) ) ) ) ) ) ) ) ) ) ) FORD MOTOR COMPANY AND SUBSIDIARIES CONDENSED CONSOLIDATED ST TEMENT OF CASH FLOWS (in millions)

Ford Motor Company 1Q April 25, 20188 SUPPLEMENTAL FINANCIAL INFORMATION Selected Income Statement Information. The following table provides supplemental income statement information, by segm nt (in milli ns): For the year ended December 31, 2017 (unaudited) Automotive Financial Servi es All Other, Special Items, & Adjustments Consolidated Total revenues $ 145,653 $ 11,113 $ 10 $ 156,776 costs and expenses 2 268 9, 04 591 1 963 Interest expe se on Automotive debt — — 1,133 ,13 Other income/(loss), net 2,705 207 355 3,267 Equity in net income of affiliated companies 1,169 32 — 1, 01 Income/(loss) before income taxes 7,25 2,248 (1,359) 8,148 Provision for/(B nefit from) income taxes 2 365 (696) 14 520 Net income/(Loss) 4,894 2,944 (210) 7,6 8 L ss: Income/(Loss) attributable to noncontrolling interests 26 — — 26 Net income/(Los ) attributable to Ford Motor Company $ 4,868 $ 2,944 $ (210) $ 7,602 For the period ended March 31, 2018 First Quarter Company excluding Ford Credit Automotive Mobility Other (a) Subtotal Ford Credit Consolidated Revenues $ 39,012 $ 4 $ — $ 39,016 $ 2,943 $ 41,959 Total costs and expenses 38,146 164 190 38,500 2,338 40,838 Interest expense on Automotive debt — — 275 275 — 275 Interest expense on Other debt — — 14 14 — 14 Other income/(loss), net 648 58 127 833 30 863 Equity in net income of affiliated companies 218 — — 218 6 224 Income/(loss) before income taxes 1,732 (102) (352) 1,278 641 1,919 Provision for/(Benefit from) income taxes 345 (25) (86) 234 (60) 174 Net income/(Loss) 1,387 (77) (266) 1,044 701 1,745 Less: Income/(Loss) attributable to nonco trolling inter sts 9 — — 9 9 Net income/(Loss) attributable to Ford Motor Company $ 1,378 $ (77) $ (266) $ 1,035 $ 701 $ 1,736 (a) Other includes Corporate Other, Interest on Debt, and Special Items

Ford Motor Company 1Q April 25, 20189 SUPPLEMENTAL FINANCIAL INFORMATION Item 2. Management ’s Discussion and Analysis of Financial Condition and Results of Operations (Continued) Selected Balance Sheet Information. The following tables provide supplemental balance sheet information (in millions): March 31, 2018 Assets Company excluding Ford Credit Ford Credit Eliminations Consolidated Cash and cash equivalents $ 9,174 $ 8,766 $ — $ 17,940 Marketable securities 18,423 3,708 — 22,131 Ford Credit finance receivables, net — 54,680 — 54,680 Trade and other receivables, less allowances 4,281 8,105 — 12,386 Inventories 12,371 — — 12,371 Other assets 2,563 1,193 — 3,756 Receivable from other segments 441 1,647 (2,088) — Total current assets 47,253 78,099 (2,088) 123,264 Ford Credit finance receivables, net — 57,121 — 57,121 Net investment in operating leases 1,616 26,715 — 28,331 Net property 35,937 181 — 36,118 Equity in net assets of affiliated companies 3,096 117 — 3,213 Deferred income taxes 12,702 239 (2,304) 10,637 Other assets 6,938 1,608 — 8,546 Receivable from other segments 1 502 (503) — Total assets $ 107,543 $ 164,582 $ (4,895) $ 267,230 Liabilities Company excluding Ford Credit Ford Credit Eliminations Consolidated Payables $ 24,126 $ 1,354 $ — $ 25,480 Other liabilities and deferred revenue 19,989 1,426 — 21,415 Automotive debt payable within one year 3,751 — — 3,751 Ford Credit debt payable within one year — 49,232 — 49,232 Payable to other segments 2,088 — (2,088) — Total current liabilities 49,954 52,012 (2,088) 99,878 Other liabilities and deferred revenue 23,417 1,428 — 24,845 Automotive long-term debt 12,071 — — 12,071 Ford redit long-term debt — 92,681 — 92,681 Other long-term debt 599 — — 599 Deferred income taxes 150 2,776 (2,304) 622 Payable to other segments 503 — (503) — Total liabilities $ 86,694 $ 148,897 $ (4,895) $ 230,696

Ford Motor Company 1Q April 25, 201810 SUPPLEMENTAL FINANCIAL INFORMATION Item 2. Management ’s Discussion and Analysis of Financial Condition and Results of Operations (Continued) Selected Cash Flow Information. The following tables provide supplemental cash flow information (in millions): For the period ended March 31, 2018 First Quarter Cash flows from operating activities Company excluding Ford Credit Ford Credit Eliminations Consolidated Net cash provided by/(used in) operating activities $ 3,829 $ (315) $ — $ 3,514 Cash flows from investing activities Company excluding Ford Credit Ford Credit Eliminations Consolidated Capital spending $ (1,769) $ (10) $ — $ (1,779) Acquisitions of finance receivables and operating leases — (15,683) — (15,683) Collections of finance receivables and operating leases — 12,956 — 12,956 Purchases of equity and debt securities (5,580) (2,287) — (7,867) Sales and maturities of equity and debt securities 4,618 1,422 — 6,040 Settlements of derivatives (161) 100 — (61) Other (150) — — (150) Investing activity (to)/from other segments 1,024 153 (1,177) — Net cash provided by/(used in) investing activities $ (2,018) $ (3,349) $ (1,177) $ (6,544) Cash flows from financing activities Company excluding Ford Credit Ford Credit Eliminations Consolidated Cash dividends $ (1,113) $ — $ — $ (1,113) Purchases of common stock (89) — — (89) Net changes in short-term debt (128) (781) — (909) Proceeds from issuance of other debt 174 16,779 — 16,953 Principal payments on other debt (204) (12,156) — (12,360) Other (39) (29) — (68) Financing activity to/(from) other segments (153) (1,024) 1,177 — Net cash provided by/(used in) financing activities $ (1,552) $ 2,789 $ 1,177 $ 2,414 Effect of exchange rate changes on cash, cash equivalents, and restricted cash $ 9 $ 106 $ — $ 115

Ford Motor Company 1Q April 25, 201811 NON-GAAP FINANCIAL MEASURES THAT SUPPLEMENT GAAP MEASURES We use both GAAP and non-GAAP financial measures for operational and financial decision making, and to assess Company and segment business performance. The non-GAAP measures listed below are intended to be considered by users as supplemental information to their equivalent GAAP measures, to aid investors in better understanding our financial results. We believe that these non-GAAP measures provide useful perspective on underlying business results and trends, and a means to assess our period-over-period results. These non-GAAP measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP measures may not be the same as similarly titled measures used by other companies due to possible differences in method and in items or events being adjusted. • Company Adjusted EBIT (Most Comparable GAAP Measure: Net income attributable to Ford) – Earnings before interest and taxes (EBIT) includes non-controlling interests and excludes interest on debt (excl. Ford Credit Debt), taxes and pre-tax special items. This non-GAAP measure is useful to management and investors because it allows users to evaluate our operating results aligned with industry reporting. Pre-tax special items consist of (i) pension and OPEB remeasurement gains and losses that are not reflective of our underlying business results, (ii) significant restructuring actions related to our efforts to match production capacity and cost structure to market demand and changing model mix, and (iii) other items that we do not necessarily consider to be indicative of earnings from ongoing operating activities. When we provide guidance for adjusted EBIT, we do not provide guidance on a net income basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses. • Company Adjusted EBIT Margin (Most Comparable GAAP Measure: Net Income Attributable to Ford divided by Company Revenue) – Company Adjusted EBIT margin is Company adjusted EBIT divided by Company revenue. This non-GAAP measure is useful to management and investors because it allows users to evaluate our operating results aligned with industry reporting. • Adjusted Earnings Per Share (Most Comparable GAAP Measure: Earnings Per Share) – Measure of Company’s diluted net earnings per share adjusted for impact of pre-tax special items (described above), and tax special items. The measure provides investors with useful information to evaluate performance of our business excluding items not indicative of underlying run rate of our business. When we provide guidance for adjusted earnings per share, we do not provide guidance on an earnings per share basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses. • Adjusted Effective Tax Rate (Most Comparable GAAP Measure: Effective Tax Rate) – Measure of Company’s tax rate excluding pre-tax special items (described above) and tax special items. The measure provides an ongoing effective rate which investors find useful for historical comparisons and for forecasting. When we provide guidance for adjusted effective tax rate, we do not provide guidance on an effective tax rate basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses. • Company Operating Cash Flow (Most Comparable GAAP Measure: Net cash provided by / (used in) operating activities) – Measure of Company’s operating cash flow excluding Ford Credit’s operating cash flows. The measure contains elements management considers operating activities, including Automotive and Mobility capital spending, Ford Credit distributions to its parent and settlement of derivatives. The measure excludes cash outflows for funded pension contributions, separation payments, and other items that are considered operating cash outflows under U.S. GAAP. This measure is useful to management and investors because it is consistent with management’s assessment of the Company’s operating cash flow performance.

COMPANY NET INCOME RECONCILIATION TO ADJUSTED EBIT (MILS)

	1Q 2017	1Q 2018	Memo: FY 2017
Net income / (Loss) attributable to Ford (GAAP)	$ 1,592	$ 1,736	$ 7,731
Income / (Loss) attributable to non-controlling interests	7	9	26
Net income / (Loss)	$ 1,599	$ 1,745	$ 7,757
Less: (Provision for) / Benefit from income taxes	(652)	(174)	(402)
Income / (Loss) before income taxes	$ 2,251	$ 1,919	$ 8,159
Less: Special items pre-tax	24	23	(289)
Income / (Loss) before special items pre-tax	$ 2,227	$ 1,896	$ 8,448
Less: Interest on debt	(293)	(289)	(1,190)
Adjusted EBIT (Non-GAAP)	2,520	2,185	9,638
Memo:			
Revenue (Bils)	$ 39.1	$ 42.0	$ 156.8
Adjusted EBIT Margin	6.4%	5.2%	6.1%

COMPANY EARNINGS PER SHARE RECONCILIATION TO ADJUSTED EARNINGS PER SHARE

	1Q 2017	1Q 2018
Diluted After-Tax Results (Mils)		
Diluted after-tax results (GAAP)	$ 1,592	$ 1,736
Less: Impact of pre-tax and tax special items	9	19
Adjusted net income – diluted (Non-GAAP)	$ 1,583	$ 1,717
Basic and Diluted Shares (Mils)		
Basic shares (average shares outstanding)	3,976	3,974
Net dilutive options and unvested restricted stock units	23	23
Diluted shares	3,999	3,997
Earnings per share – diluted (GAAP)	$ 0.40	$ 0.43
Less: Net impact of adjustments	-	-
Adjusted earnings per share – diluted (Non-GAAP)	$ 0.40	$ 0.43

12 Ford Motor Company 1Q April 25, 2018

Ford Motor Company 1Q April 25, 201813 COMPANY EFFECTIVE TAX RATE RECONCILIATION TO ADJUSTED EFFECTIVE TAX RATE COMPANY NET CASH PROVIDED BY / (USED IN) OPERATING ACTIVITIES RECONCILIATION TO COMPANY OPERATING CASH FLOW (MILS) Memo: 1Q 2018 FY 2017 Pre-Tax Results (Mils) Income / (Loss) before income taxes (GAAP) 1,919$ 8,159$ Less: Impact of special items 23 (289) Adjusted earnings before taxes (Non-GAAP) 1,896$ 8,448$ Taxes (Mils) (Provision for) / Benefit from income taxes (GAAP) (174)$ (402)$ Less: Impact of special items (4) 897 Adjusted (provision for) / benefit from income taxes (Non-GAAP) (170)$ (1,299)$ Tax Rate Effective tax rate (GAAP) 9.1% 4.9% djusted effective tax rate (Non-GAAP) 9.0 15.4 2017 2018 Company net cash provided by / (Used in) operating activities (GAAP) 4,336$ 3,514$ : Items not included in Company operating cash flows Ford Credit oper ting cash flows 1,112 (315) Funded pension c ntri utions (236) (88) Separation payments (28) (16) Other, net (55) 53 Add: Items included in Company operating cash flows Automotive and Mobility capital spending (1,696) (1,769) Ford Credit distributions 28 1,013 Settlement of derivatives 134 (161) Company operating cash flow (Non-GAAP) 2,009$ 2,963$ 1Q

Ford Motor Company 1Q April 25, 201814 COMPANY SPECIAL ITEMS (MILS) * Includes related tax effect on special items and tax special items Memo: 2017 2018 FY 2017 Pension and OPEB gain / (loss) Year end net pension and OPEB remeasurement loss -$ -$ (162)$ Other pension remeasurement gain - 26 - Pension curtailment gain - 15 354 Separation-related actions (22) (9) (297) Other Items San Luis Potosi plant cancellation 46 - 41 Next-generation Focus footprint change - (9) (225) Total pre-tax special items 24$ 23$ (289)$ Tax special items (15)$ (4)$ 897$ Memo: pecial items impact on earnings per share* -$ -$ 0.15$ 1Q

Ford Motor Company 1Q April 25, 201815 CONSOLIDATED INCOME STATEMENT – FORD CREDIT FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED INCOME ST TEMENT (in millions) For the periods ended March 31, 2017 2018 First Quarter (unaudited) Financing revenue Operating leases $ 1,366 $ 1,415 Retail financing 802 948 Dealer financing 451 536 Other 17 22 Total financing revenue 2,636 2,921 Depreciation on vehicles subject to operating leases (1,064) (1,028) Interest expense (729) (912) Net financing margin 843 981 Other revenue Insurance premiums earned 40 41 Fee based revenue and other 55 58 Total financing margin and other revenue 938 1,080 Expenses Operating expenses 304 345 Provision for credit losses 152 119 Insurance expenses 31 12 Total expenses 487 476 Other income, net 30 37 Income before income taxes 481 641 Provision for / (Benefit from) income taxes 148 (60) Net income $ 333 $ 701

Ford Motor Company 1Q April 25, 201816 CONSOLIDATED BALANCE SHEET – FORD CREDIT FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED BALANCE SHEET (in millions) December 31, 2017 March 31, 2018 (unaudited) ASSETS Cash and cash equivalents $ 9,558 $ 8,766 Marketable securities 2,881 3,708 Finance receivables, net 116,003 120,936 Net investment in operating leases 26,661 26,715 Notes and accounts receivable from affiliated companies 1,076 903 Derivative financial instruments 935 754 Other assets 3,329 3,301 Total assets $ 160,443 $ 165,083 LIABILITIES Accounts payable Customer deposits, dealer reserves, and other $ 1,171 $ 1,303 Affiliated companies 592 922 Total accounts payable 1,763 2,225 Debt 137,828 141,974 Deferred income taxes 2,386 2,251 Derivative financial instruments 310 794 Other liabilities and deferred income 2,272 2,154 Total liabilities 144,559 149,398 H R HOLDER’S INTEREST Shareholder’s interest 5,227 5,227 Accumulated other comprehensive income / (loss) (419) (306) Retained earnings 11,076 10,764 Total shareholder’s interest 15,884 15,685 Total liabilities and shareholder’s interest $ 160,443 $ 165,083

Ford Motor Company 1Q April 25, 201817 CONSOLIDATED STATEMENT OF CASH FLOWS – FORD CREDIT FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONS LIDATED STATEMENT OF CASH FLOWS (in millions) For the Years Ended December 31, 2015 2016 2017 (unaudited) Cash flows from operating activities Net income $ 1,363 $ 1,373 $ 3,007 Adjustments to reconcile net income to net cash provided by operations Provisio for cr dit losses 347 547 588 Depreciation and amortization 4,465 5,121 4,92 Amortizatio of upfront interest supplements (1,078) (1,34) (1,686) Net change in deferred income taxes , 42 0 (923) t in oth r assets 129 (413) (606) Net change in t er liabilities (348) 62 480 All ot er operating activities (210) 14 (123) Net cash provided by / (u ed in) operating activities $ 5,7 $ 6,231 $ 5,665 Cash flows from investing activities Purchases of finance receivables (39,512) (37,494) (43,232) rincipal collectio s of finance receivables 1, 60 0,92 37, 77 Purchases of operating le se vehicles (14,355) (14,441) (12,780) ro eeds fr m t rmination of operating lease vehicles 6,570 7,920 8,538 Net change in wholes le receivables and other s ort-duration receivables (5,126) (1,499) (874) Purchases of marketable securities (12, 99 ) (7,28) (5, 99 ) ro eeds fr m sales and maturities of marketable securities ,704 6,756 6,316 Settlements of derivatives 210 215 (1 7 ) All other investing activities 2 (164) (34) Net cash provided by / (used in) investing activities (20,1 8 ) (15,072) (10,805) Cash flows from financing activities Proceeds from issuances of long-term debt 48,124 42,971 44,994 rincipal pay ents o long-term d bt (31,47) (38,000) (39,372) Change in short-term debt, n t ,229 3,4 3 1,195 ash distributions to parent (50) — (406) All other financing activities (101) (103) (1 5 ) Net cash provided by / (used in) financing activities 17,528 8,271 6,306 Effect of exchange rate changes on cash and cash equivalents (403) (239) 315 Net increase / (decrease) in cash and cash equivalents $ 2,707 $ (809) $ 1,481 Cash and cash equivalents at January 1 $ 6,179 $ 8,886 $ 8,077 Net increase / (d crease) in c sh nd cash equivalents 2,707 (09) 1,481 Cash and cash equivalents at December 31 $ 8,886 $ 8,077 $ 9,558 For the periods ended March 31, 2017 2018 First Quarter (unaudited) Cash flows from operating activities Net cash provided by / (used in) operating activities $ 1,460 $ 2,009 Cash flows from investing activities Purchases of finance receivables (9,388) (11,085) Principal collections of finance receivables 8,880 10,814 Purchases of operating lease vehicles (3,270) (3,592) Proceeds from termination of operating lease vehicles 2,166 2,481 Net change in wholesale receivables and other short-duration receivables (1,510) (3,668) Purchases of marketable securities (1,883) (2,287) Proceeds from sales and maturities of marketable securities 1,479 1,422 Settlements of derivatives 22 100 All other investing activities (11) 143 Net cash provided by / (used in) investing activities (3,515) (5,672) Cash flows from financing activities Proceeds from issuances of long-term debt 13,243 16,779 Principal payments on long-term debt (11,731) (12,156) Change in short-term debt, net 722 (793) Cash distributions to parent (28) (1,013) All other financing activities (37) (28) Net cash provided by / (used in) financing activities 2,169 2,789 Effect of exchange rate changes on cash, cash equivalents and restricted cash 58 106 Net increase / (decrease) in cash, cash equivalents and restricted cash $ 172 $ (768) Cash, ash equivalent and restricted cash at January 1 $ 8,1 5 $ 9,682 Net incr ase / ( ecre se) in cash, cash equivalents and restricted cash 172 (768) Cash, cash equivalents and restricted c sh at March 31 $ 8,357 $ 8,914